UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2009
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Address of principal executive offices: 637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code: (919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.01.	Changes in Control of Registrant.
          As previously reported in a Current Report on Form 8-K filed by Harris Stratex Networks, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 3, 2009, Harris Corp. (“Harris”) announced on March 31, 2009 that its board of directors had approved the spin-off to its shareholders of all of its equity interest in the Company (the “Spin-off”). As of March 31, 2009, Harris beneficially owned 32,913,377 shares of the Company’s Class B common stock, representing 100% of the shares of Class B common stock then outstanding, and approximately 55.9% of the shares of Class A common stock and Class B common stock, combined, then outstanding.
          On May 27, 2009, Harris announced that it had effected the Spin-off by means of a pro rata taxable dividend. The record date for the dividend was May 13, 2009 and the payment date was May 27, 2009. No consideration was paid by any Harris stockholder to receive the distribution of the Company’s stock. Immediately prior to the Spin-off, Harris exchanged all of its 32,913,377 shares of Class B common stock for an equal number of shares of Class A common stock of the Company. Harris distributed those shares of Class A common stock on May 27, 2009 by dividend to eligible Harris shareholders at a ratio of 0.248418 of a share of Class A common stock for each share of Harris common stock outstanding at the close of business on May 13, 2009. As a result of the Spin-off, there are no longer any shares of the Company’s Class B common stock outstanding and Harris no longer owns any shares of the Company’s stock. In addition, the Investor Agreement dated January 26, 2007 between the Company and Harris has terminated pursuant to its terms and Harris no longer has the right to appoint or elect any directors of the Company. As previously reported, Howard L. Lance, Chairman of the Board and Chief Executive Officer of Harris, resigned as director of the Company effective upon completion of the Spin-off.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          As previously reported in a Current Report on Form 8-K filed by the Company with the SEC on April 2, 2009, Howard L. Lance, Chairman of the Board and Chief Executive Officer of Harris, submitted his resignation as a director of the Company on April 2, 2009, to be effective upon completion of the Spin-off. The Spin-Off was completed, and Mr. Lance’s resignation as a director of the Company became effective, on May 27, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Thomas L. Cronan III
	Name:	Thomas L. Cronan III
	Title:	Senior Vice President and Chief Financial Officer

Date: June 1, 2009